Exhibit 99.1

Roadzen Announces Pricing of $8.0 Million Registered Direct Offering of Ordinary Shares

NEW YORK, May 4, 2026 (GLOBE NEWSWIRE) — Roadzen Inc. (Nasdaq: RDZN) (“Roadzen” or the “Company”), a global leader in AI at the convergence of insurance and mobility, today announced that it has entered into a securities purchase agreement with institutional investors for the purchase and sale of 4,705,870 ordinary shares at an offering price of $1.70 per share, in a registered direct offering (the “Offering”).

The gross proceeds to the Company from the Offering are estimated to be approximately $8.0 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about May 5, 2026, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the Offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-282966), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2024. The offering will be made only by means of a prospectus supplement and the accompanying prospectus that form a part of such registration statement. A prospectus supplement relating to the Offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement and accompanying prospectus can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, via email at syndicate@maximgrp.com, or telephone at (212) 895-3500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global leader in AI at the convergence of insurance and mobility. Roadzen builds technology that helps insurers, automakers, and fleets better predict and prevent risk, automate claims, and deliver seamless, embedded insurance experiences.

Thousands of clients across North America, Europe, and Asia — from the world’s leading insurers, carmakers, and fleets to dealerships and agents — use Roadzen’s technology to build new products, sell insurance, process claims, and improve road safety. Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition from Forbes, Fortune, and Financial Express as one of the world’s top AI innovators.

Headquartered in Burlingame, California, Roadzen employs more than 300 people across offices in the U.S., U.K., and India. Learn more at www.roadzen.ai

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, statements regarding our anticipated future financial results (including ability to achieve breakeven Adjusted EBITDA), the anticipated closing of our registered direct offering, the anticipated benefits of our products and solutions, strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on June 26, 2025. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai